EXHIBIT 23.1


                                THOMAS J. HARRIS
                           CERTIFIED PUBLIC ACCOUNTANT
                          3901 STONE WAY N., SUITE 202
                                SEATTLE, WA 98103
                                  206.547.6050







                          REGISTERED AUDITOR'S CONSENT



     I, THOMAS J. HARRIS, CPA, OF 3901 STONE WAY NORTH, SUITE # 202, SEATTLE, WA. 98103, DO HEREBY CONSENT TO THE USE OF MY REPORT DATED MARCH 23, 2009 ON THE FINANCIAL STATEMENTS OF BIO-STUFF AS OF DECEMBER 31, 2007 AND 2006, BE INCLUDED IN AND MADE PART OF ANY FILING TO BE FILED WITH THE U. S. SECURITIES AND EXCHANGE COMMISSION.

DATED THIS 29TH DAY OF MARCH, 2009.




THOMAS J. HARRIS
CERTIFIED PUBLIC ACCOUNTANT